PR CONTACTS:                               INVESTOR RELATIONS CONTACT:
         Charlotte Penner or                       Nathaniel Wallace
         Kristan De La Rosa                        Manugistics, Inc.
         Manugistics, Inc.                         301-984-5059
         301-984-5000


FOR IMMEDIATE RELEASE


                     MANUGISTICS AGREES TO ACQUIRE PROMIRA
                      SOFTWARE, CREATING FIRST END-TO-END
                      SUPPLY CHAIN MANAGEMENT SOLUTION FOR
                       MANUFACTURERS OF COMPLEX PRODUCTS

      NEW OFFERING TO ENHANCE MANUGISTICS' DISCRETE MANUFACTURING SOLUTION

         ROCKVILLE, MD., FEBRUARY 12, 1998 -- Manugistics, Inc. (Nasdaq: MANU), the world's most recognized name in supply chain management, today announced that it is negotiating the final terms of a definitive agreement to acquire ProMIRA Software Inc., the leading provider of supply chain planning tools for manufacturers of complex products headquartered in Ottawa, Canada. The companies expect to finalize the agreement and close the transaction shortly thereafter.

         This acquisition would combine Manugistics' strengths in demand planning, complex distribution, constraint-based supply chain optimization, and manufacturing scheduling with ProMIRA's optimized material and capacity planning and real-time order promising capabilities for complex products in industries such as high technology, electronics, and motor vehicles and parts.

         Under the terms of the agreement, which has been approved by the Board of Directors of each company, Manugistics will issue 1,550,000 shares of Manugistics common stock, approximately one-half of which
                                     (more)

MANUGISTICS AGREES TO ACQUIRE PROMIRA ...          PAGE 2

will be subject to certain lock-up and escrow arrangements for at least two years. In addition, Manugistics will pay approximately $5.3 million in cash for the outstanding preferred stock of ProMIRA. The transaction is valued at approximately $68 million. Manugistics will account for the acquisition as a purchase transaction and anticipates recognizing a one-time, non-cash charge to write down acquired in-process research and development preliminarily valued at approximately $45 million in its fiscal fourth quarter that will end February 28, 1998.

         "We have just taken a giant step in accelerating the delivery of our vision to provide the most comprehensive synchronized supply chain management solutions across a broad spectrum of industries. By adding new functionality for optimized material planning and supplier collaboration, this acquisition will complement our existing solutions and bolster our offering in vertical industries with discrete manufacturing and complex products," said William M. Gibson, president and CEO of Manugistics. Chosen by clients such as Caterpillar, Compaq, Digital Equipment Corporation, Hewlett-Packard, Motorola, and NCR, ProMIRA's solutions provide proven benefits in these key industries, often in less than two months.

         Increasingly competitive global markets are forcing discrete manufacturers to be more responsive, to effectively manage dynamic supplier and manufacturing networks worldwide, and to collaborate closely with suppliers, distributors, retailers, and third-party providers. As a result, these manufacturers are searching for a complete supply chain solution to manage not only a complex environment, but also a complex product.

                                     (more)

MANUGISTICS AGREES TO ACQUIRE PROMIRA ...          PAGE 3

         "Combining our expertise and solutions for synchronized supply chain management with ProMIRA's unique, market-leading solutions for manufacturers of complex products will create the solution that a wide range of manufacturers need to turn their supply chain into a competitive advantage," continued Gibson.

         Martin Horne, president of ProMIRA, said that, "By teaming with the market leader in vision and innovation for advanced supply chain management, we will be able to reach new clients and become part of a broader solution with immense opportunities. We're extremely excited about joining a company with the same commitment to its clients, proven benefits, and rapid returns on investment that we deliver."

MARKET OPPORTUNITY

         Manufacturers of complex products face significant challenges in the area of manufacturing and supply including accelerating time-to-market for products with short lifecycles, incorporating product engineering changes, simultaneously optimizing material and capacity constraints, managing deep bills of materials, more quickly promising complex customer orders utilizing dynamic parts substitution, and collaborating with numerous material suppliers in real time. ProMIRA has pioneered techniques for managing these complexities with solutions for real-time order promising, optimization of material and capacity, and supplier collaboration and management. Couple these capabilities with Manugistics5, and manufacturers of complex products will now have a total solution to meet their specific supply chain requirements.

SOLUTION DESCRIPTION

         Discrete manufacturers want a complete solution that integrates all elements of supply chain optimization, while addressing the unique challenges of

                                     (more)

MANUGISTICS AGREES TO ACQUIRE PROMIRA ...          PAGE 4

their complex product environment. Through the acquisition of ProMIRA, Manugistics5 can deliver the first-ever solution to meet their needs with unmatched benefits including:

- Real-Time Configure-to-Deliver (CTD) functionality. CTD goes beyond traditional Available-to-Promise by simultaneously checking critical elements in real time, such as the availability of inventory and substitute parts, capability-to-manufacture, the ability of suppliers to deliver, the opportunity to re-allocate common usage parts, and transportation resources. CTD ensures that manufacturers meet their commitments and provide reliable, real-time customer service, ultimately increasing their customer loyalty.

- Simultaneous constraint optimization. Multi-site manufacturing, distribution, and supplier networks translate into numerous constraints that must each be considered when developing supply chain plans. By simultaneously optimizing materials, capacity, inventory, and distribution constraints throughout this complex network, the solution helps increase the profitability of manufacturing and supply plans.

- Enhanced robust materials planning. The solution will optimize the allocation of scarce common-usage materials and the timing of new product introductions and engineering changes. The optimized result will enable companies to reduce material inventories and minimize obsolescence while maximizing profits and customer service.

PRODUCT AVAILABILITY

         A solution that combines Manugistics5 and ProMIRA's REFLEX and SupplyNET products and SmartBill technology is available immediately. Manugistics will provide an integrated solution in the next release of Manugistics5, presently targeted for this summer. ProMIRA's algorithms and
                                     (more)

MANUGISTICS AGREES TO ACQUIRE PROMIRA ...          PAGE 5

functional capabilities is scheduled to be embedded into Manugistics Supply Chain Architecture(TM) later this year, creating more robust, flexible automated business process modeling for discrete manufacturing.

COMPANY SYNERGIES

         "The synergy between Manugistics and ProMIRA will complete the supply chain management puzzle for companies in industries such as high technology, electronics, motor vehicles and parts," said Ann Grackin, partner at Benchmarking Partners. "Their shared commitment to delivering rapid benefits and deep product functionality has earned both companies a blue-chip base of extremely satisfied clients across multiple industries."

COMPANY BACKGROUND

         ProMIRA has been providing supply chain planning software for manufacturers of complex products since 1994. ProMIRA helps clients realize dramatic improvements in competitiveness and return on assets, typically in two months. ProMIRA's solutions are used by industry-leading companies such as Alcatel, Compaq, Digital, Harris, Hewlett-Packard, Mitel, NCR, Newbridge Networks, Northern Telecom, Rockwell, and Zenith.

         Manugistics is the world's most recognized name in supply chain management. Used by over 560 companies around the world, Manugistics' synchronized supply chain management(TM) solution assists managers in making the right decisions involving product demand, supply, manufacturing scheduling, and transportation. Through its advanced technology and an aggressive partnership strategy, Manugistics provides a single view of the supply chain that connects decision makers not only across an enterprise, but also among
                                     (more)

MANUGISTICS AGREES TO ACQUIRE PROMIRA ...          PAGE 6

enterprises. Headquartered in Rockville, Md., Manugistics has been providing innovative supply chain management solutions to clients for more than a decade.

FORWARD LOOKING STATEMENTS

         This press release contains forward-looking statements that involve risks and uncertainties. The success of the acquisition and future operating results of the combination of Manugistics and ProMIRA may differ from the results discussed or forecasted in the forward-looking statements due to factors that include, but are not limited to, risks associated with acquisition, such as the potential difficulties in the assimilation of operations, strategies, technologies and products of the acquired company the risk of loss of key personnel of the acquired company; diversion of management attention from other business concerns; risks of entering new markets and risk associated with ProMIRA's business, including the risk of variations in operating results, current and expected additional competition; and the need to continue to expand product distribution, particularly internationally. For further information, please refer to the Company's S-3 Registration Statement, Form 10-Q dated November 30, 1997, or other reports filed with the Securities and Exchange Commission which are publicly available, copies of which may also be obtained by contacting the Company's Investor Relations department at 301-984-5409.

                                     # # #

Manugistics, the Manugistics logo, and working as one are registered trademarks and synchronized supply chain management and Manugistics Supply Chain Architecture are trademarks of Manugistics, Inc.

Additional information about Manugistics can be found at the company's site on the World Wide Web, at http://www.manugistics.com.